Exhibit 16.1

January 25, 2023

United States Securities and Exchange Commission 100 F Street, NE Washington D.C. 20549

Re: The Greater Cannabis Company, Inc.

Members of: WSCPA AICPA PCPS	We have read The Greater Cannabis Company, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 25, 2023, and we agree with such statements as they relate to our firm.
We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.
802 North Washington PO Box 2163 Spokane, Washington 99210-2163	Sincerely,

P 509-624-9223 TF 1-877-264-0485 mail@fruci.com www.fruci.com